EX-28.q.10

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, NATIONWIDE VARIABLE INSURANCE TRUST, a Delaware statutory trust (the “Trust”), has filed or will file with the U.S. Securities and Exchange Commission (the “SEC”) under the provisions of the Securities Act of 1933, as amended (the “Securities Act”), and the Investment Company Act of 1940, as amended (the “Investment Company Act”), various registration statements and amendments thereto with respect to the issuance and sale of shares of the Trust; and

WHEREAS, the undersigned has been elected as a Trustee of the Trust effective January 1, 2021;

NOW, THEREFORE, the undersigned hereby constitutes and appoints STEPHEN R. RIMES, ALLAN J. OSTER and KATHERINE D. GIBSON, and each of them with power to act without the others, his attorney, with full power of substitution and re-substitution, for and in his name, place and stead, in any and all capacities, to approve and sign such registration statements and any and all amendments thereto, with power to affix the corporate seal of said Trust thereto and to attest said seal and to file the same, with all exhibits thereto and other documents in connection therewith, with the SEC, hereby granting unto said attorneys, and each of them, full power and authority to do and perform all and every act and thing requisite to all intents and purposes as he might or could do in person, hereby ratifying and confirming that which said attorneys, or any of them, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has herewith set his name and seal as of this 1st day of January, 2021.

/s/ Lorn C. Davis

Lorn C. Davis, Trustee